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                                                       EXHIBIT 14








                     BayCorp Holdings, Ltd.






                    CODE OF BUSINESS CONDUCT










                            APPROVED:
                     BAYCORP HOLDINGS, LTD.
                       BOARD OF DIRECTORS
                        DECEMBER 11, 2003



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                     BAYCORP HOLDINGS, LTD.

                    CODE OF BUSINESS CONDUCT



INDEX

 Code of Ethics                                            3
 Equal Employment Opportunity                              10
 Conflicts of Interest                                     12
 Internal Accounting Controls, Procedures and Records 15 Insider Trading and Disclosure of Nonpublic Information
    Policy                                                 17
 Commercial Bribery                                        23
 Information of a Confidential or Proprietary Nature       24
 Political Contributions                                   25
 Defalcation, Misappropriation and Similar Irregularities
    (Fraud) Procedures and Records                         27
 Sexual Harassment                                         28
 Receipt and Acknowledgement                               30
 Conflicts of Interest Compliance Certification            31


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                     BAYCORP HOLDINGS, LTD.
                    CODE OF BUSINESS CONDUCT

                         Code of Ethics
                        Corporate Policy
                          December 2003

GENERAL STATEMENT:

The Code of Business Conduct (the "Code of Conduct") of BayCorp Holdings, Ltd. (the "Company" or "BayCorp") consists of all the Corporate Policies (the "Policies") adopted by the Board of Directors of the Company (the "Board") that relate to the legal and ethical standards of conduct that govern the conduct of business performed by the Company and that are, except where indicated in a Policy, to be adhered to by all employees (the "Employees"), officers (the "Officers") and directors (the "Directors") of the Company. The Policies listed in the Index constitute the Code of Business Conduct.

DEFINITIONS:

As used in this General Statement and in the Code of Conduct:

     (a)  "AMEX" means the American Stock Exchange.

     (b)  "Audit  Committee" means the Audit Committee of BayCorp
          Holdings, Ltd.

     (c)  "Board"   means  the  Board  of  Directors  of  BayCorp
          Holdings, Ltd.

     (d) "CEO", "COO" and "VP Finance" means the CEO, COO and VP of Finance of BayCorp Holdings, Ltd.

     (e) "Chairman" means the Chairman of the Board of Directors of BayCorp Holdings, Ltd.

     (f) "Company" means BayCorp Holdings, Ltd., a Delaware corporation, its subsidiaries, divisions, successors and affiliates and any other related entities.

     (g)  "Directors"  means  all Directors of BayCorp  Holdings,
          Ltd.

     (h)  "Employees"  means  all Employees of BayCorp  Holdings,
          Ltd.

     (i) "General Counsel" means the designated outside general counsel of BayCorp Holdings, Ltd.

     (j) "Laws" means laws and rules and regulations of governmental agencies and authorities.

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     (k)  "Management" means individuals who have substantial control over the Company or who have a substantial role in policymaking within the Company, including directors, executive officers and individuals in charge of a major business or functional unit of the Company, such as sales, administration or finance.

     (l)  "Officers" means all Officers of BayCorp Holdings, Ltd.

     (m)  "SEC" means the United States Securities and Exchange
          Commission.

INTRODUCTION:

This Code of Conduct is established pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 and AMEX rules, which requires that the Company establish a code of ethics to apply to all Employees, Officers and Directors of the Company.

The Employees, Officers and Directors should note that simply complying with Laws or following widespread business practices may not be enough to comply with this Code of Conduct. It is therefore very important that the Employees, Officers and Directors read and understand this Code of Conduct.

If any Employee, Officer or Director has a question regarding this Code of Conduct, then such Employee, Officer or Director should contact the CEO. If any Employee, Officer or Director has information, concerns, or suspicions regarding any illegal or unethical conduct, then such Employee, Officer or Director should immediately contact any member of the Audit Committee.

PURPOSE:

The purpose of this Code of Conduct is to deter wrongdoing and to promote:

(1) Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2) Full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company and in the Company's public communications;

(3) Compliance with applicable governmental Laws;

(4) The prompt internal reporting of violations of this Code of Conduct to an appropriate person or persons identified in this Code of Conduct; and

(5) Accountability for adherence to this Code of Conduct.


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GENERAL POLICY:

A.   Standards of Conduct

     The Code of Conduct sets forth the specific Policies that govern the conduct of the business of the Company. These policies were developed and are intended to be applied in good faith with reasonable business judgment to enable the Company to achieve its operating and financial goals within the framework of the Law.

     It is the personal responsibility of each Employee, Officer and Director to adhere to the standards and restrictions, whether imposed by Law or the Code of Conduct, applicable to his or her assigned duties and responsibilities and to conduct himself or herself accordingly. Such standards and restrictions require each Employee, Officer and Director to avoid any activities which would involve the Company in any practice which is not in compliance with the Code of Conduct.

     Beyond legal compliance, all Employees, Officers and Directors are expected to observe high standards of business and personal ethics in the discharge of their assigned duties and responsibilities. This requires the practice of honesty and integrity in every aspect of dealing with other Company Employees, Officers and Directors, the public, the business community, stockholders, customers, suppliers and governmental and regulatory authorities.

     Except as may be required by Law, it is the policy of the Company not to discriminate against Employees, Officers, Directors, stockholders, directors, officers, customers or suppliers on account of race, color, age, sex, religion or national origin. All such persons shall be treated with dignity and respect and they shall not be unreasonably interfered with in the conduct of their duties and responsibilities.

     It is the Company's policy to observe and comply with all Laws. In some situations the Law of the United States may conflict with the Law of another country. In such cases, the Company will endeavor to resolve such conflict following the guidance of its General Counsel. Where such a conflict cannot be resolved, the Law of the United States will be observed and complied with by the Company.

B.   Ethical Standards

     The Employees, Officers and Directors must follow the accounting rules and controls set forth by the SEC, AMEX and the Financial Accounting Standards Board. The Employees, Officers and Directors must also comply with the obligations set out in the Sarbanes-Oxley Act of 2002.


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     Each Employee, Officer and Director shall, when required,
     provide full, fair, accurate, timely, and understandable disclosure in the periodic reports that the Company is required to file. Accordingly, all account books, budgets, project evaluations, expense accounts and other papers utilized in maintaining business records must accurately report the matters to which they relate.

     All assets and liabilities of the Company must be carefully and properly set forth in the Company's financial records. The Company's outside accountants must be given full access to all information of the Company necessary for them to properly conduct any audit of the Company or any subsidiary or division of the Company.

     No Employee, Officer or Director shall conceal a mistake in the Company's financial reporting. All such mistakes must be fully disclosed to the Officers or the Audit Committee and corrected as promptly as possible and, if material, corrected in the public reports. Falsification of any Company record is strictly prohibited and will result in instant dismissal and possible criminal charges being laid.

     No Officer or Director may request or be granted a loan or payroll advance from the Company.

     The Employees, Officers and Directors must strive to apply high ethical, moral and legal principles in every aspect of their business dealings with other Employees, Officers, Directors, the public, the business community, stockholders, customers, suppliers and governmental and regulatory authorities.

     All Employees, Officers and Directors must avoid any activities that would involve the Company in any practice that is not in compliance with this Code of Conduct. Any Employee, Officer or Director who does not adhere to such standards and restrictions is acting outside the scope of his or her employment.

     The Company will not excuse any violation of this Code of Conduct by an Employee, Officer or Director even if the violation was specifically requested or directed by another Employee, Officer or Director. Only the Board can authorize a waiver of this Code of Conduct.

C.   Administration of the Code of Conduct

     The Code of Conduct of the Company shall be administered as follows:

     1.   Scope of Code of Conduct

          The Board, periodically, in light of the experience of the Company, will review the Code of Conduct, and when necessary or desirable, the Board will amend the Code of Conduct (i) to ensure its continued conformance to Law, (ii) to ensure that it meets or exceeds industry standards, and (iii) to ensure that any weaknesses revealed through monitoring, auditing and reporting systems are eliminated or corrected. If Management makes a

                                        6

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          recommendation to revise the Code of Conduct, it shall
          assess the risk of exposure to liability for violations of statutes and other Laws applicable to the Company's operations based on the nature and history of the Company's business operations. The Board may instruct Management to make recommendations regarding the Code of Conduct.

     2.   Responsibility for Administration

          Unless otherwise provided, the Board shall be responsible for interpreting and administering the Code of Conduct. In discharging their responsibilities, the Board and the Audit Committee may engage such agents and advisors as they deem necessary or desirable, including attorneys and accountants.

     3.   Waiver or Amendment of Code of Conduct

          The Board may grant a specific, limited waiver of any provision of this Code of Conduct if the Board determines, based on information that the Board deems credible and persuasive, that such limited waiver is appropriate under the specific circumstances (and each fact situation will be a separate case). If the Board waives any provision of the Code of Conduct, then the Officers shall determine the necessity or advisability of publicly disclosing such waiver. The Code of Conduct may be amended only by the Board.

     4.   Delegation of Substantial Discretionary Authority

          No Employee, Officer or Director shall delegate substantial discretionary authority to any individual who such Employee, Officer or Director knows, or through the exercise of due diligence should know, has a propensity to engage in illegal activities. For this purpose, persons with "substantial discretionary authority" include (i) Management, (ii) individuals who exercise substantial supervisory authority, and (iii) any other individuals who, although not a part of Management, nevertheless exercise substantial discretion when acting within the scope of their authority (for example, an individual with authority to negotiate or set price levels or an individual authorized to negotiate or approve significant contracts).

     5.   Communication of Policies

          To ensure the continued dissemination and communication of the Policies, this Code of Conduct shall be distributed to all members of Management and all Employees, Officers and Directors.


     6.   Monitoring and Auditing

          The information developed by the Company's independent accountants in performing their engagement by the Company and by


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          its  internal  auditors  in the  performance  of  their
          assigned  responsibilities shall be made  available  to
          the   Audit  Committee  as a means  of  monitoring  and
          auditing compliance with the Code of Conduct.

          The receipt and disposition of complaints regarding accounting or auditing must be handled by the Audit
          Committee pursuant to AMEX and SEC rules.

     7.   Reporting System

          Unless another Company officer or official is specified in a particular Policy, violations of the Code of Conduct shall be reported to any member of the Audit Committee. The existence of the reporting system shall be communicated to all Employees, Officers and Directors. Employees, Officers and Directors may make confidential reports of events or concerns by sending an anonymous letter, in writing, to any member of the Audit Committee. It shall be a violation of the Code of Conduct to intimidate or impose any form of retribution on any Employee, Officer or Director who utilizes such reporting system in good faith to report suspected violations (except that appropriate action may be taken against such Employee, Officer or Director if such individual is in breach of the Code of Conduct).

     8.   Investigation of Violations

          If the Audit Committee receives information regarding an alleged violation of the Code of Conduct, the Audit
          Committee  shall:

          (1) evaluate such information as to gravity and credibility;

          (2) if necessary, initiate an informal inquiry or a formal investigation with respect thereto;

          (3) if appropriate, prepare a report of the results of such inquiry or investigation, including recommendations as to the disposition of such matter;

          (4) if appropriate, make the results of such inquiry or investigation available to the Board (including disciplinary action); and

          (5) if appropriate, recommend changes in the Code of Conduct necessary or desirable to prevent further similar violations.

     9.   Disciplinary Measures

          The Company shall enforce its Code of Conduct through appropriate means of discipline. The Board shall determine whether violations of the Code of Conduct have occurred and, if so, shall determine the disciplinary measures to be taken against any Employee,


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          Officer or Director of the Company who has so violated
          the Code of Conduct.

          The disciplinary measures, which may be invoked by the CEO or the Board, may include counseling, oral or written reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, termination of employment and restitution.

          The jurisdiction of the Board shall include, in addition to the violator, others involved in the wrongdoing such as (i) persons who failed to use reasonable care to detect a violation, (ii) persons who if requested to divulge information withheld material information regarding a violation, and (iii) supervisors who approved or condoned the violations or attempted to retaliate against Employees, Officers or Directors for reporting violations or violators.

          If any member of Management has allegedly violated the Code of Conduct or if any alleged violation of the Code of Conduct could have a material adverse effect on the Company, then the Board shall determine the disciplinary measures to be taken with respect thereto. In all other cases, the CEO, under the guidance of the Board, shall determine the appropriate disciplinary measures to be taken against any Employee of the Company.

     10.  Documentation

          The Company shall document its compliance efforts and results to evidence its commitment to comply with the standards and procedures set forth above.



     APPROVED:           Board of Directors
                         December 11, 2003


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                     BAYCORP HOLDINGS, LTD.
                    CODE OF BUSINESS CONDUCT

                  Equal Employment Opportunity
                        Corporate Policy
                          December 2003

PURPOSE:

The purpose of this policy is to establish and communicate the Company's policy regarding equal employment opportunity for the Company's U.S. operations.

POLICY:

The Company is committed in all its operations and in all areas of employment practice to a policy complying with federal and state Law governing equal employment opportunities to assure that there is no unlawful discrimination against any Employee or applicant.

With respect to operations governed by United States Law, this policy relates to all phases of employment, including without limitation, recruitment, hiring, placement, promotion, transfer, layoff, termination, compensation, benefits, training, educational, social and recreational programs and the use of Company facilities. The Company intends to provide Employees with a working environment free of unlawful discrimination, relating directly or indirectly to an Employee's race, color, religion, sex, age, marital status, sexual orientation, national origin, veteran status or physical or mental disability.

Periodic reviews of personnel practices and actions are to be conducted by appropriate Employees to ensure compliance with the Law in this vitally important area of management responsibility.

This policy shall be periodically brought to the attention of members of Management and shall be administered with a positive attitude. All Employees are expected to actively support this policy and to assure that all actions and decisions taken by them and their subordinates are consistent with this policy and in furtherance of it.

PROCEDURES:

An Employee who believes she or he has been or is being subjected to discrimination should bring this matter to the attention of his/her immediate supervisor, the CEO, or any Director. An Employee who believes discrimination has occurred or is occurring should report such conduct to one of the above persons regardless of the position of the offending person. If a complaint of discrimination is received by any supervisor, the supervisor shall report the complaint immediately to the CEO or any Board member. Nothing in this policy requires any Employee complaining of discrimination to present the matter to the person who is the subject of the complaint.


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All complaints will be promptly investigated and all information will be held in a confidential manner, except to the extent necessary to conduct a proper investigation. If the investigation substantiates that the complaint is valid, immediate corrective action designed to stop the discrimination and prevent its reoccurrence will be taken. Such corrective action may, in appropriate instances, include discipline (up to and including discharge) of the offending person.

An Employee who believes he or she has been or is being subjected to discrimination, or who believes he or she has observed discrimination, and who reports the matter pursuant to this policy shall not be retaliated against or adversely treated with respect to the terms and conditions of employment, because of the making of the report.



APPROVED:                Board of Directors
                         December 11, 2003


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                     BAYCORP HOLDINGS, LTD.
                    CODE OF BUSINESS CONDUCT

                      Conflicts of Interest
                        Corporate Policy
                          December 2003

PURPOSE:

The purpose of this policy is to establish guidelines and procedures to ensure timely and proper disclosure of possible conflicts of interest that an Employee, Officer or Director may have in connection with job duties and responsibilities in order that Management or the Board may review and approve each situation as necessary to protect the best interests of the Company and its responsibilities as a public company.

POLICY:

A. The Company has always been concerned with outside business or personal interests of its Employees, Officers and Directors that might possibly conflict with the interests of the Company. An adequate definition of what constitutes a conflict of interest is most difficult. However, there are certain situations that the Company will always consider to be conflicts of interest. These occur if the Employee, Officer or Director or members of his or her immediate family:

     - obtains a significant financial or other beneficial interest in one of the Company's suppliers, customers or competitors, or a business organization that seeks to do business with the Company, without first notifying the Company and obtaining written approval as provided below;

     - engages in a significant personal business transaction involving the Company for profit or gain, unless such transaction has first been approved as provided below;

     - accepts money, gifts of other than nominal value, excessive hospitality, loans or other special treatment from any supplier, customer or competitor of the Company
        (loans from lending institutions at prevailing interest rates are excluded);

     - participates in any sale, loan or gift of Company property without obtaining proper approval as provided below; or

     - learns of a business opportunity through or because of association with the Company and discloses it to a third party or invests in the opportunity without first offering it to the Company.


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     A "member of a person's immediate family" means that
     person's spouse, and the person's and his or her spouse's parents, children, the children's spouses, the person's spouse's brothers and sisters, and their spouses.

     In the event that a conflict arises with respect to an Employee or a member of the Employee's family, the Employee must notify the Company and obtain written approval from the CEO.

     In the event that a conflict arises with respect to an Officer or Director, or a member of the Officer or Director's family, the Officer or Director must:

     1. Disclose the material facts as to the Director's or Officer's interest in the transaction to the Board and receive authorization of the transaction from the Board by the affirmative votes of a majority of the disinterested Directors; or

     2. Disclose the material facts as to the Director's or Officer's interest in the transaction to the shareholders entitled to vote thereon and receive approval by vote of the shareholders; or

     3. Show that the transaction is fair to the corporation as of the time it is authorized, approved or ratified, by the Board or the shareholders.

B. There are certain conflicts of interest that involve "related party transactions" as described in Regulation S-K,
     Item 404, of the Securities & Exchange Commission. Generally, related party transactions are transactions, or a series of similar transactions, between the Company and another company, in which a director, executive officer, nominee for director, certain shareholders or members of such individuals' immediate families have a direct or indirect material interest, and which involve $60,000 or payments in excess of 5% of either the Company's or the other company's annual revenues or total assets. All related party transactions must be reviewed and approved by the Audit Committee and disclosed in accordance with Regulation S-K, Item 404.

C. In reviewing any potential or actual conflict of interest, the Audit Committee reserves the right to require additional information and data regarding the terms of any transaction or conflict situation that is under review.

D. In order to comply with this policy, the Company will be responsible for obtaining annually a completed copy of a certificate of compliance from all Employees, Officers and Directors subject to this requirement.

PROCEDURES:

  A. During the month of December in each year a completed certificate of compliance will be obtained from all Employees, Officers and Directors subject to this requirement.


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B.   The completed certificates will be retained in Company
     personnel files and a written report setting forth any exceptions included in such reports will be furnished to the Board no later than January 15 of each year.

C. Certificates of compliance will be completed on a current basis by all Employees, Officers and Directors who become subject to the standard stated in Policy paragraph 2 above through initial employment or promotion, and supplemental reports for such Employees, Officers and Directors will be furnished as set forth in Procedure paragraph 1 above.



     APPROVED:                Board of Directors
                              December 11, 2003


                               14
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                     BAYCORP HOLDINGS, LTD.
                    CODE OF BUSINESS CONDUCT

      Internal Accounting Controls, Procedures, and Records
                        Corporate Policy
                         December  2003

PURPOSE:

The purpose of this policy is to require the Company to keep books and records that, in reasonable detail, accurately and fairly reflect its transactions and the dispositions of its assets. In addition, the Company shall maintain a system of internal accounting controls that will ensure reliability and adequacy of its books and records and proper recording of all transactions including dispositions of its assets.

POLICY:

A.   Authorization

The only transactions to be entered into by the Company are those that are executed in accordance with Management's specific authorization or established policy, procedure and practices consistent with this Code of Business Conduct.

B.   Approval

No transaction will be recorded in the accounts of the Company unless it is within the scope of written policies and procedures or is specifically and formally approved by an appropriate and designated Employee, Officer or Director. Such approval requires the determination that the transaction (i) has been authorized in accordance with this policy and (ii) is supported by documentary evidence to verify the validity of the transaction.

C.   Accounting

All transactions entered into by the Company will be recorded in the accounts of the Company in accordance with normal, standard procedures. Each entry will be coded into an account that accurately and fairly reflects the true nature of the transaction.

D.   Reporting

All transactions that have been accounted for in accordance with this policy will be accumulated and processed in a manner which will permit preparation of financial statements, reports and data for purposes of internal, public and regulatory reporting. Such statements, reports and data must be in a form sufficient to reflect accurately and fairly the results of transactions entered into by the Company and to permit proper accountability for assets.


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E.   Responsibility

The implementation and maintenance of internal accounting controls, procedures and records that are adequate in all respects to satisfy the requirement of this policy will be the primary responsibility of the Vice President of Finance of the Company, subject to the authority of the Audit Committee.

PROCEDURES:

The Company will continuously evaluate its internal accounting controls, procedures and records to ensure compliance with the requirements of this policy. Such evaluation will be documented in a form suitable for inspection by the Audit Committee and by outside parties, such as outside auditors and regulatory authorities.

The Company will take necessary action to remedy any deficiency in internal accounting controls, procedures and records to ensure continuing compliance with the requirements of this policy.

The Audit Committee will ascertain that its audit scope, procedures and programs are adequate (i) for the purpose of testing and evaluating internal accounting controls, procedures and records and (ii) for complete reporting of exceptions to the requirements of this policy.

On or before March 31 of each year, the Company's audit firm will prepare a written summary applicable to the preceding fiscal year which sets forth its evaluation of internal accounting controls, procedures and records in relation to the requirements of this policy. For exceptions noted in the evaluation, remedial action in progress or contemplated will be set forth in the summary. The summary will be addressed to the Audit Committee.



     APPROVED:                Board of Directors
                              December 11, 2003

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                     BAYCORP HOLDINGS, LTD.
                    CODE OF BUSINESS CONDUCT

 Insider Trading and Disclosure of Nonpublic Information Policy
                        Corporate Policy
                          December 2003

PURPOSE:

The purpose of this policy is to establish consistent guidelines for contacts with investors as well as for compliance with United States federal statutes and regulations of the SEC regarding trading the Company's and other securities and the use and public disclosure of inside information.

DISCUSSION:

The SEC, implementing various United States federal statutes, and AMEX have promulgated various regulations regarding the use and public disclosure of corporate inside information. The purpose of such regulations is to protect the interests of shareholders by providing them with prompt and complete information about significant corporate developments which might affect the value of their investments and to assure that insiders do not profit from information not available to the investing public.

In general, it is a violation of United States federal securities Laws for any person to buy or sell securities if he or she is in possession of material inside information relating to those securities. Generally, information is "material" if it could affect a person's decision whether to buy, sell or hold the securities. (The term "material" is more fully defined in Policy Section B of this policy). Information is "inside information" if it has not been publicly disclosed. Inside information (including information about companies other than the Company obtained as a result of working for the Company) does not belong to the Employees, Officers or Directors who may handle it or otherwise become knowledgeable about it, but instead it is an asset of the Company. A person who uses such information for personal benefit or discloses it to others outside the Company violates the Company's interests and commits a fraud against members of the investing public and against the Company.

A violation of the United States federal insider trading Laws can expose the insider to criminal fines of up to three times the profits earned (or losses avoided) and imprisonment for up to ten years, in addition to civil penalties of up to three times the profits earned (or losses avoided), and injunctive actions. The securities Laws also provide for civil penalties for illegal insider trading by controlling persons. Controlling persons include the Company and may also include Directors, Officers and Management. These persons may be subject to fines up to the greater of $1,000,000 or three times the profits earned (or losses avoided) by the inside trader.

POLICY:

A. General Disclosure Policy. Employees, Officers and Directors from time to time will know or have access to information about the Company that is important from an investment standpoint but not generally known by the public. At such times, federal and state securities Laws not only prohibit trading in the Company's securities but also regulate the persons to whom and the manner in which this nonpublic information can be disseminated. It is the Company's policy to make prompt and complete disclosure of material information to the public when and as required by the rules of the SEC. Determinations regarding "materiality" involves subjective judgments; therefore questions of materiality will be determined by the CEO or the Board.

B. Material Nonpublic Information. In general, information is "material" if it would affect a reasonable investor's decision to purchase, hold or sell the Company's stock or securities. In most cases, information, positive or negative, concerning the following events relating to the Company or its subsidiaries should be presumed to be "material":

          -Changes in previously disclosed financial information.
          -Declaration of stock splits and stock dividends.
          -Mergers, acquisitions or takeovers.
          -Proposed issuances of new securities.
          -Significant changes in operations.
          -The execution of a significant new contract.
          -Significant new products to be introduced.
          -Extraordinary borrowings.
          -Major litigation.
          -Financial liquidity problem.
          -Significant changes in management.
          -The purchase or sale of substantial assets.

C.   Trading While in Possession of Nonpublic Information.

     1. Nondisclosure. Material inside information must not be disclosed to anyone other than persons within the Company whose positions require them to know it until it has been publicly released by the Company.

     2.   Trading in Other Securities. No Employee, Officer or
          Director shall place a purchase or sale order, or recommend that another person place a purchase or sale order, in the securities of another company (or related derivative securities, such as put or call options) if the Employee, Officer or Director learns in the course of his or her employment confidential information about the other company that is likely to affect the value of those securities. For example, it would be a violation of the securities Laws if an Employee, Officer or Director learned through Company sources that the Company intended to purchase assets from another company, and then bought or sold stock in that other company because of the likely increase or decrease in the value of its securities.

     3. Persons Subject to Guidelines. These guidelines apply to all Employees, Officers and Directors of the Company.

     4.   Restrictions.   Employees, Officers, Directors,
          members of their immediate family, and persons residing with them cannot buy or sell Company stock, debentures, warrants or other securities:

          - When they know of material information about the Company or its subsidiaries that would be important to an investor but has not been disclosed to the public at large.

          - For a period ending after the close of trading on the second full business day after the material information has been released to the public. This two-business day period allows the information to be fully disseminated to the public.

          - For the period (the "Quarterly Black-Out Period") beginning 10 business days prior to the end of each fiscal quarter through the close of trading on the second full business day after release of the quarter's operating results to the public. The Quarterly Black-Out Period is intended to remove any appearance of trading based on non-public information concerning the financial results.

          - During any other period (a "Special Black-Out Period") when the CEO or General Counsel advises an Employee, Officer or Director that he or she cannot trade in Company Securities. Notice of a Special Black-Out Period may be given, in person, telephonically, by telecopy, or by email. It is the responsibility of Employees, Officers and Directors to check their email regarding a Special Black-Out Period.

               The insider trading prohibitions also apply to trading in options, such as put and call options. Options trading is highly speculative and very risky. Under federal law, Directors and Officers may not sell short. People who buy options are betting that the stock price will move rapidly. Selling a security "short" is also a highly speculative transaction wherein the trader sells stock that he does not yet own betting that the stock price will go down in the immediate future so that the trader may purchase the stock at the lower price and deliver such stock to the buyers of the stock he previously sold. For those reasons, when a person trades in options in an employer's securities or sells an employer's securities "short," regulators will become suspicious that the person was trading on the basis of inside information, particularly where the trading occurs prior to an announcement or major event. It is difficult for an Employee, Officer or Director to prove that he or she did not know about the announcement or event.

               These trading limits do not apply to purchases of Company stock through a cash exercise of an option granted under a Company stock option plan at its stated exercise price, or to purchases of Company stock made pursuant to a Company stock bonus plan as a result of previously authorized payroll deductions. If an Employee, Officer or Director is permitted in the future to engage in cashless option exercises (whether done as a swap transaction or broker loan transactions) it will be subject to this policy because the value of the shares tendered in a swap or sold pursuant to a broker loan is determined by the market price on the date of exercise. The sale of stock acquired upon any option exercise is, of course, subject to these trading limitations. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are no exception.

D.   Persons To Whom You May Disseminate Information.   Material
     nonpublic information may be provided to certain persons affiliated or doing business with the Company, but only to the extent relevant to such person's relationship to the Company and reasonably necessary under the circumstances. These persons can be classified as one of the following:

       -   An Officer, Director or Employee of the Company.

       - An attorney, accountant, commercial banker, investment banker or consultant employed by the Company.

       - A person or a representative from any company engaged in, or negotiating to engage in, a business transaction with the Company, that has executed a confidentiality agreement.

     If any doubt exists about the propriety of disclosing information to any of the foregoing, or about what may be disclosed, an Employee, Officer or Director should contact the CEO, COO, or General Counsel. Whenever any doubt exists, the presumption should be against trading in the Company's common stock by any Employee, Officer or Director in the possession of inside information until approval has been sought through appropriate channels.

E. No "Tipping" of Material, Nonpublic Information. It also is illegal under the federal securities laws to privately disclose or "tip" material nonpublic information to another person who subsequently uses that information to trade in the Company's stock or securities or otherwise to profit. To reduce the chances of inadvertent tipping, nonpublic information that might be considered material should never be discussed with any person outside the Company. Penalties will apply whether or not you derive any direct benefit from another's actions.

     It is also improper for an Officer, Director or Employee to make a trade in the Company's stock immediately before or after the Company has made a public announcement of material information, including quarterly or annual earnings releases. Because the Company's shareholders and the investing public should be afforded the time to receive the information and act upon it. As a general rule, you should not engage in any transactions until the third business day after the information has been released. A longer delay may be appropriate when a complex transaction is involved or a material change in the Company's earnings has occurred.

F.   Responding to Questions or Comments From Other Outsiders.
     If a person who is not affiliated with the Company asks questions relating to, or makes comments regarding, material nonpublic information, an Employee, Officer or Director is to respond by stating that he or she has no comment.
     Caution must especially be used when receiving inquiries from securities analysts, companies in the same business and members of the press. All such inquiries should be referred to the CEO or COO.

G. Questions. If a question arises regarding whether particular information should be classified as material nonpublic information, or whether it is appropriate to discuss particular matters with particular individuals, please contact the CEO, COO, or General Counsel. Remember, however, the ultimate responsibility for adhering to this insider trading policy and avoiding improper transactions rests with each Employee, Officer or Director.

H. Penalties. Failure to follow the Policies on insider trading and the dissemination of material information will be grounds for immediate dismissal. In addition, you could be subject to (i) action by the SEC for criminal and severe monetary penalties and (ii) actions by private investors for damages. The duty to safeguard the Company's material nonpublic information continues after an Employee, Officer or Director is no longer associated with the Company.

I. Equal Access. No preferential treatment will be given to any shareholder, potential investor or security analyst;
     therefore, the release to any such person of any material financial or operating data relating to the Company must be available to all such persons.

J. Forecasts. Revenue and profit trends may be forecasted in general terms. It is the Company's policy, however not to make any specific public projections of future operating results.

K. Authority to Release. No financial data regarding the Company will be released to the public except as authorized, specifically or generally, by the CEO.

L. Analysts. Due to the sensitive nature of investor relations and federal regulations relating thereto, all interviews with shareholders, potential investors and security analysts must be coordinated through the CEO or COO.

M.   Transfers to Company. As used in this policy, the term
     "trading" and variations thereof do not include sales or other transfers of stock to the Company.

PROCEDURES:

A. Each Officer and Director must notify the Company prior to purchasing or selling any securities of the Company.

B. When leaks of material information are suspected, rumored or discovered, the fact must be reported immediately to the CEO or a member of the Audit Committee.



     APPROVED:                Board of Directors
                              December 11, 2003

                     BAYCORP HOLDINGS, LTD.
                    CODE OF BUSINESS CONDUCT

                       Commercial Bribery
                        Corporate Policy
                          December 2003

PURPOSE:

The purpose of this policy is to prohibit the payment or transfer of Company funds or assets to suppliers or customers in the form of bribes, kickbacks or other payoffs and prohibiting Employees, Officers and Directors from participating in such schemes.

POLICY:

The Company prohibits commercial bribes, kickbacks and other similar payoffs and benefits paid to suppliers or customers.

The Company also prohibits Employees, Officers and Directors from receiving, directly or indirectly, anything of a significant value (other than salary, wages or other ordinary compensation) in connection with a transaction entered into by the Company.

Bribery of suppliers or customers includes any payment for the benefit of any representative of the supplier or customer. It includes:

     (a)  Gifts of other than nominal value.

     (b) Cash payments by Employees, Officers, Directors or third persons, such as agents or consultants, who are reimbursed by the Company.

     (c) The uncompensated use of Company services, facilities or property except as may be authorized by the Company.

     (d)  Loans, loan guarantees or other extensions of credit
          (except from lending institutions at prevailing rates).

This policy does not prohibit expenditures of nominal amounts for meals and entertainment of suppliers and customers that are an ordinary and customary business expense, if they are otherwise lawful. These expenditures should be included on expense reports and approved under standard Company procedures.

If an unsolicited gift exceeding a value of $50.00 or cash of any amount is received, the gift should be returned with a polite note explaining the Company policy. If the gift consists of perishable goods, these goods should be donated to a charitable organization. You should inform the CEO or a member of the Audit Committee that you have received any such gift.



     APPROVED:                Board of Directors
                              December 11, 2003

                     BAYCORP HOLDINGS, LTD.
                    CODE OF BUSINESS CONDUCT

       Information of a Confidential or Proprietary Nature
                        Corporate Policy
                          December 2003

PURPOSE:

To   establish   Company  policy  prohibiting  the   unauthorized
disclosure of confidential or proprietary information about the Company or its customers.

POLICY:

In carrying out the Company's business, Employees, Officers and Directors often learn confidential or proprietary information about the Company or its customers.

Certain Employees, Officers and Directors are required to sign at the time of employment a proprietary information agreement that restricts disclosure of proprietary, trade secret and certain other information about the Company and its customers.

No Employee, Officer or Director entrusted with or otherwise knowledgeable about information of a confidential or proprietary nature shall disclose that information outside the Company, either during or after employment, without Company authorization to do so. Such disclosure could be harmful to the Company or helpful to a competitor.

The Company also works with customers' data of a proprietary nature. The trust imposed is one of the highest, one that must be discharged with the greatest care for the Company to merit the continued confidence of its customers. No Employee, Officer or Director shall disclose confidential or proprietary information owned by someone other than the Company to non-Employees, Officers or Directors without Company authorization, nor shall any Employee, Officer or Director disclose the information to other Employees, Officers or Directors unless a need-to-know basis is established.



     APPROVED:                Board of Directors
                              December 11, 2003

                     BAYCORP HOLDINGS, LTD.
                    CODE OF BUSINESS CONDUCT

                     Political Contributions
                        Corporate Policy
                          December 2003

PURPOSE:

The Company encourages participation in the political process by its Employees, Officers and Directors. The United States federal government, some states and some other countries have, however, enacted Laws regulating campaign contributions in order to limit the political influence of certain types of contributors, such as corporations. Accordingly, the purpose of this policy is to require compliance with such Laws by the Company and its Employees, Officers and Directors by setting forth certain rules regarding Company and Employee, Officer and Director contributions to political candidates and participation in political campaigns.

POLICY:

The Company believes strongly in the democratic political process and that its Employees, Officers and Directors should take an active interest in fostering principles of good government in the nations, states and communities in which they live. No Employee, Officer or Director shall apply any pressure, direct or implied, on any other Employee, Officer or Director that infringes upon an individual's right to decide whether, to whom and in what amount a personal political contribution is to be made.

Employees, Officers and Directors who represent the Company in political and governmental matters must comply with all Laws that regulate corporate participation in public affairs. Under various statutes, certain conduct, which is permitted and encouraged for individuals, is prohibited on the part of corporations. It is the Company's policy to comply fully with these prohibitions.

The Company is legally prohibited from contributing directly or indirectly in support of political candidates for elective federal office in the United States and is similarly prohibited from making such contributions in certain states and other countries. Indirect expenditures on behalf of a candidate may be considered contributions in this regard.

No political contribution of Company funds, property or services can be made by the Company, or in the name of the Company, except in accordance with a plan approved by the Board. Such approval is subject to assurance by the General Counsel that such contribution is legal and proper under applicable Laws and regulations.

When permitted by Law and authorized by the Board, Company funds and facilities may be used to provide the needed administrative support for the operation of a political action committee or program, the purposes of which include the disbursement of financial contributions made by certain Employees, Officers, Directors, stockholders and/or others to political parties or candidates. No Company funds, facilities or other property will be used for other than administrative support of such a committee.

When permitted by Law, and authorized by appropriate Management, expenditures of Company funds may be made to inform or influence the voting public on an issue of importance to the business of the Company and its stockholders.

PROCEDURE:

If an Employee, Officer or Director is requested to make a political contribution or to provide assistance on behalf of the Company, whether personal or corporate, and such Employee, Officer or Director has any questions regarding this policy or applicable Law, the Employee, Officer or Director should contact the CEO or a member of the Audit Committee.



     APPROVED:                Board of Directors
                              December 11, 2003

                     BAYCORP HOLDINGS, LTD.
                    CODE OF BUSINESS CONDUCT

            Defalcation, Misappropriation and Similar
         Irregularities (Fraud) Procedures, and Records
                        Corporate Policy
                          December 2003

PURPOSE:

The purpose of this policy is to establish and communicate
Company policy regarding the prohibition, recognition, reporting and investigation of suspected defalcation, misappropriation and similar irregularities.

DEFINITIONS:

The  term  "Fraud" as used in this policy includes,  but  is  not
limited    to,    defalcation,   misappropriation    and    other
irregularities including such things as:

     (a)  any dishonest or fraudulent act;
     (b) forgery or alteration of negotiable instruments such as Company checks and drafts;
     (c) any conversion to personal use of cash, securities, supplies or any other Company asset;
     (d) any unauthorized handling or reporting of Company transactions; and
     (e) any falsification of Company records or financial statements for personal or other reasons.

The above list is not all-inclusive but is intended to be representative of fraudulent situations. Fraud may be perpetrated not only by Company Employees, Officers and Directors but by agents and other outside parties as well. All such situations require specific action by the Company.

POLICY:

It is the Company's Policy to prohibit all Fraud. The responsibility for detecting Fraud in the Company is that of Management. The CEO of the Company bears the primary responsibility. All incidents involving actual or suspected
Fraud shall be reported to the Company's CEO or a member of the Audit Committee.



     APPROVED:                     Board of Directors
                                   December 11, 2003

                     BAYCORP HOLDINGS, LTD.
                    CODE OF BUSINESS CONDUCT

                        Sexual Harassment
                        Corporate Policy
                          December 2003

PURPOSE:

The purpose of this policy is to establish and communicate the Company's Policy prohibiting sexual harassment and the procedures for addressing such conduct for the Company's U.S. operations.

POLICY:

With respect to operations governed by United States Law, it is the policy of the Company that all Employees, Officers and Directors without regard to gender, should be allowed to enjoy a work environment free from sexual harassment. All reports of alleged sexual harassment will be promptly and thoroughly investigated. All information will be held in strict confidence and will be disclosed only on a need-to-know basis. The Company will not permit retaliation against any Employee, Officer or Director because that Employee, Officer or Director has participated in the filing or investigation of a complaint of sexual harassment. Any person found to have engaged in sexual harassment or to have engaged in retaliation shall be subject to disciplinary action, as the situation warrants, up to and including immediate termination.

Each Employee, Officer or Director has a responsibility to maintain a workplace free of sexual harassment. This duty includes discussing this policy with all subordinate Employees and assuring them that they need not endure any form of sexual harassment.

DEFINITION:

Unwelcome sexual advances, requests for sexual favors and other verbal or physical conduct of a sexual nature constitutes sexual harassment when: (i) submission to such conduct is made either explicitly or implicitly a term or condition of an individual's employment, (ii) submission to or rejection of such conduct by an individual is used as a basis for employment decisions affecting such individual, or (iii) such conduct has the purpose or effect of unreasonably interfering with an individual work performance or creating an intimidating, hostile or offensive working environment.

PROCEDURES:

Reports of alleged sexual harassment should be made and will be handled in accordance with the following procedures. All information will be handled in a confidential manner, except to the extent necessary to conduct a proper investigation. If the investigation substantiates that the complaint is valid, immediate corrective action designed to stop the sexual harassment and prevent its recurrence will be taken. Such corrective action shall include disciplinary action, as the situation warrants, up to and including immediate termination.

Any person who believes he or she has been or is being sexually harassed should report the incident to such person's supervisor, CEO or any other Officer. An Employee, Officer or Director who believes sexual harassment has occurred or is occurring should report such conduct to one of the above persons regardless of the position of the offending person (e.g. Officer, manager, supervisor, fellow Employee, customer, etc.). Any supervisor who receives a complaint of sexual harassment shall report it immediately to the CEO.

All reports of alleged sexual harassment will be promptly and thoroughly investigated. An Employee, Officer or Director who believes he or she has been or is being subjected to sexual harassment, or who believes he or she has observed sexual harassment, and who reports the matter pursuant to this policy shall not be retaliated against or adversely treated, with respect to the terms and conditions of employment, because of the making of the report.



     APPROVED:                Board of Directors
                              December 11, 2003

                     BAYCORP HOLDINGS, LTD.

                   RECEIPT AND ACKNOWLEDGMENT

I  acknowledge  receipt of a copy of the BayCorp  Holdings,  Ltd.
("Company") Code of Business Conduct (the "Code"), dated December
2003. I further acknowledge that:

          (a) The Code has been adopted as the official policy of the Company by its Board.

          (b) It is my responsibility to comply fully with the Code in all of my activities on behalf of the Company.

          (c) This Corporate Code of Conduct is not a contract guaranteeing me employment for any specific period of time and violations of ethical and legal standards are grounds for disciplinary action up to and including discharge and possible legal prosecution.




---------------------------   -------------------------
Date                          Signature




------------------------------------------------------------
Printed name and title



---------------------------------
Office telephone number

                     BAYCORP HOLDINGS, LTD.

         CONFLICTS OF INTEREST COMPLIANCE CERTIFICATION

                              2OO3

I have received and reviewed the BayCorp Holdings, Ltd. Policies and Procedures on Conflicts of Interest contained in the BayCorp Holdings, Ltd. Code of Business Conduct, and I understand it. I certify to the best of my knowledge and belief, unless otherwise indicated below, I have not committed any violation of this policy nor do I have knowledge of any such violation.

(CHECK APPROPRIATELY)

------    My signature below indicates my compliance.

------ I wish to report a matter which I believe may be a violation of the policy on Conflicts of Interest. I have attached a separate sheet describing the suspected violation(s).


------------------------------
Signature



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Date



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Name (Please print)



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Position


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